AFTER RECORDING, RETURN TO:           CROSS REFERENCE: Deed Book 1076, Page
Steven A. Pepper, Esq.                234, Fayette County, Georgia records; Deed
Altman, Kritzer & Levick, P.C.        Book 1134, Page 694, aforesaid records
6400 Powers Ferry Road, N.W.
Suite 224
Atlanta, Georgia 30339-2949

                     LOAN DOCUMENTS MODIFICATION AGREEMENT
                              (February 28, 1998)

        THIS LOAN DOCUMENTS MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 28th day of February, 1998, by and among CROWN ANDERSEN INC., a Delaware corporation, and ANDERSEN 2000 INC., a Delaware corporation (hereinafter collectively referred to as "Borrower"), and SOUTHTRUST BANK, N.A., a national banking association, formerly known as SouthTrust Bank of Georgia, N.A. (hereinafter referred to as "Lender").

                              BACKGROUND STATEMENT

        Borrower and Lender are parties to that certain Commercial Revolving Note dated June 28, 1996, made by Borrower to the order of Lender in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (hereinafter referred to as the "Note", and the loan evidenced thereby as the "Loan"). The Note is secured by (a) that certain General Security Agreement from Borrower, as "Debtor" therein, to Lender, as "Secured Party" therein, dated June 28, 1996 (hereinafter referred to as the "Security Agreement"), (b) that certain Deed to Secure Debt, Assignment of Rents and Security Agreement from Borrower, as "Grantor" therein, to Lender, as "Grantee" therein, dated June 28, 1996, and recorded in Deed Book 1076, Page 234, Fayette County, Georgia records (hereinafter referred to as the "Security Deed"), and (c) some of the other "Loan Documents," as that term is defined in the Commercial Loan Agreement between Borrower and Lender dated June 28, 1996 (hereinafter referred to as the
"Loan Agreement").   The Loan Documents have previously been amended pursuant to that certain Loan Documents Modification Agreement dated February 28, 1997, and recorded in Deed Book 1134, Page 694, Fayette County, Georgia records. Borrower and Lender have agreed to amend the Note, the Loan Agreement, the Security Deed, and all of the other Loan Documents, and the parties hereto are entering into this Amendment to evidence their agreements.

                                   AGREEMENT

        FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

        1. LOAN BALANCE. The foregoing recitals are true and correct and are incorporated herein by reference. Borrower and Lender acknowledge and agree that as of February 11, 1998, the outstanding principal balance of the Note is Zero and No/100 Dollars ($0.00), but that letters of credit have been issued by Lender for the account of Borrower in the aggregate amount of One Million Two Hundred Eighty Thousand Three Hundred Fifty-Two and No/100 Dollars ($1,280,352.00), thereby reducing availability under the Note.

        2. MODIFICATION OF NOTE. The terms of the Note are hereby modified and amended, effective as of the date hereof, by deleting in its entirety the paragraph entitled "Payment Schedule" set forth on page 1 of the Note and replacing it with the following:

        "PAYMENT SCHEDULE. Principal and interest shall be due and payable as follows: Interest only on the outstanding principal amount shall be due and payable monthly, in arrears, beginning on August 1, 1996, and continuing on the first day of each month thereafter until maturity. On March 29, 1998, all unpaid principal, plus accrued and unpaid interest, shall be due and payable in full."

The purpose of this modification is to extend the maturity date of the Note to March 29, 1998.

        3. RATIFICATION; EXPENSES. Except as herein expressly modified or amended, all the terms and conditions of the Note are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to extend the maturity date of the Note, Borrower agrees to pay all fees and expenses incurred in connection with this Amendment.

        4. MODIFICATION OF LOAN AGREEMENT AND LOAN DOCUMENTS. As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Loan Agreement and the other Loan Documents.
The terms of the Loan Agreement and the other Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in the Loan Agreement or any of the other Loan Documents to the Note shall refer to the Note as herein amended.

        5. MODIFICATION OF SECURITY DEED. As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Security Deed. The terms of the Security Deed are hereby modified and amended, effective as of the date hereof, by deleting the paragraph on page 1 of the Security Deed that commences "THAT, WHEREAS, Grantor is justly indebted to Grantee" in the aggregate sum of Six Million and No/100 Dollars ($6,000,000.00) in lawful money of the United States, its entirety and replacing it with the following:

        "THAT, WHEREAS, Grantor is justly indebted to Grantee in the aggregate sum of Six Million and No/100 Dollars ($6,000,000.00) in lawful money of the United States, or so much of said sum as may be advanced and outstanding from time to time, and has agreed to pay the same, with interest thereon, according to the terms of (a) that certain Commercial Promissory Note given by Grantor to Grantee in the original principal amount of One Million and No/100 Dollars ($1,000,000.00), bearing even date herewith, with final payment being due on February 28, 1999, and
        (b) that certain Commercial Revolving Note given by Grantor to Grantee in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), bearing even date herewith, with final payment being due on March 29, 1998 (hereinafter collectively referred to as the "Note");".

        6. NO DEFENSES; RELEASE. For purposes of this Paragraph , the terms "Borrower Parties" and "Lender Parties" shall mean and include Borrower and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to "any" of such parties shall be deemed to mean "any one or more" of such parties; and references in this sentence to "each of the foregoing" shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. Borrower hereby acknowledges, represents and agrees: that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Note, the Loan Agreement and the other Loan Documents or the indebtedness evidenced and secured thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Loan, or with respect to the administration or funding of the Loan, or with respect to any other transaction, matter or occurrence between any of the Borrower Parties and any Lender Parties or with respect to any acts or omissions of any Lender Parties (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as "Loan Related Claims"); that, to the extent that Borrower may be deemed to have any Loan Related Claims, Borrower does hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower; that Borrower shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims; and that Borrower shall indemnify, hold harmless and defend all Lender Parties from and against any and all Loan Related Claims and any and all losses, damages, liabilities, costs and expenses suffered or incurred by any Lender Parties as a result of any assertion or allegation by any Borrower Parties of any Loan Related Claims or as a result of any legal action related thereto.

        7. NO NOVATION. Borrower and Lender hereby acknowledge and agree that this Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

        8. NO WAIVER OR IMPLICATION. Borrower hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note or any other Loan Documents. Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

        9. NO RELEASE OF COLLATERAL. Borrower further acknowledges and agrees that this Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Loan, and that all collateral held by Lender as security to or for the Loan shall continue to secure the Loan.

        10. EXTENSION; WAIVER OF STAY. Borrower and Lender acknowledge and agree that this Amendment is being entered into as part of an extension of the loan relationship created by the Loan Agreement following the scheduled maturity of the Note. In consideration of Lender agreeing to the terms and conditions set forth in this Amendment, Borrower hereby (i) waives and agrees not to assert or take advantage of an assertion or claim that the automatic stay provided by 11 U.S.C. (S) 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Borrower, and (ii) consents to, and waives the right to oppose, Lender obtaining relief from the automatic stay provided by 11 U.S.C. (S) 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise).

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

        12. AUTHORITY. By executing this Amendment as hereinafter provided, Milton Emmanuelli hereby certifies that he is the Treasurer and Chief Financial Officer of Crown Andersen Inc. and the Secretary of Andersen 2000 Inc. and is duly authorized to execute this Amendment on behalf of each of the parties comprising Borrower.



                       [SIGNATURES COMMENCE ON NEXT PAGE]

        IN WITNESS WHEREOF, this Amendment has been duly executed under seal by Borrower, Guarantor and Lender, as of the day and year first above written.

                                                  BORROWER:

Signed, sealed and delivered in the presence of: CROWN ANDERSEN INC., a Delaware corporation

_____________________________________
Unofficial Witness
By:__________________________________________
                                                  Milton Emmanuelli
                                                  Treasurer/
                                                  Chief Financial Officer
_____________________________________
Notary Public                                     [CORPORATE SEAL]
        [NOTARIAL SEAL]
                                                ANDERSEN 2000 INC.,
                                                a Delaware corporation



By:_________________________________________      Milton Emmanuelli
                                                  Secretary

                                                  [CORPORATE SEAL]




                                                LENDER:
Signed, sealed and delivered in the presence of:
                                                SOUTHTRUST BANK, N.A.,
                                                a national banking association

_____________________________________
Unofficial Witness
                                                  By:_________________________
                                                     Thomas D. Findlay
                                                     Vice President
_____________________________________
Notary Public

        [NOTARIAL SEAL]

AFTER RECORDING, RETURN TO:           CROSS REFERENCE: Deed Book 1076, Page
Steven A. Pepper, Esq.                234, Fayette County, Georgia records; Deed
Altman, Kritzer & Levick, P.C.        Book 1134, Page 694, aforesaid records
6400 Powers Ferry Road, N.W.
Suite 224
Atlanta, Georgia 30339-2949

                     LOAN DOCUMENTS MODIFICATION AGREEMENT
                              (March 29, 1998)

        THIS LOAN DOCUMENTS MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 29th day of March, 1998, by and among CROWN ANDERSEN INC., a Delaware corporation, and ANDERSEN 2000 INC., a Delaware corporation (hereinafter collectively referred to as "Borrower"), and SOUTHTRUST BANK, N.A., a national banking association, formerly known as SouthTrust Bank of Georgia, N.A. (hereinafter referred to as "Lender").

                              BACKGROUND STATEMENT

        Borrower and Lender are parties to that certain Commercial Revolving Note dated June 28, 1996, made by Borrower to the order of Lender in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (hereinafter referred to as the "Note", and the loan evidenced thereby as the "Loan"). The Note is secured by (a) that certain General Security Agreement from Borrower, as "Debtor" therein, to Lender, as "Secured Party" therein, dated June 28, 1996 (hereinafter referred to as the "Security Agreement"), (b) that certain Deed to Secure Debt, Assignment of Rents and Security Agreement from Borrower, as "Grantor" therein, to Lender, as "Grantee" therein, dated June 28, 1996, and recorded in Deed Book 1076, Page 234, Fayette County, Georgia records (hereinafter referred to as the "Security Deed"), and (c) some of the other "Loan Documents," as that term is defined in the Commercial Loan Agreement between Borrower and Lender dated June 28, 1996 (hereinafter referred to as the
"Loan Agreement").   The Loan Documents have previously been amended pursuant to that certain Loan Documents Modification Agreement dated February 28, 1997, and recorded in Deed Book 1134, Page 694, Fayette County, Georgia records, and that certain Loan Documents Modification Agreement dated February 28, 1998. Borrower and Lender have agreed to amend the Note, the Loan Agreement, the Security Deed, and all of the other Loan Documents, and the parties hereto are entering into this Amendment to evidence their agreements.

                                   AGREEMENT

        FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

        1. LOAN BALANCE. The foregoing recitals are true and correct and are incorporated herein by reference. Borrower and Lender acknowledge and agree that as of March 29, 1998, the outstanding principal balance of the Note is Zero and No/100 Dollars ($0.00), but that letters of credit have been issued by Lender for the account of Borrower in the aggregate amount of One Million Two Hundred Eighty Thousand Three Hundred Fifty-Two and No/100 Dollars ($1,280,352.00), thereby reducing availability under the Note.

        2. MODIFICATION OF NOTE. The terms of the Note are hereby modified and amended, effective as of the date hereof, by deleting in its entirety the paragraph entitled "Payment Schedule" set forth on page 1 of the Note and replacing it with the following:

        "PAYMENT SCHEDULE. Principal and interest shall be due and payable as follows: Interest only on the outstanding principal amount shall be due and payable monthly, in arrears, beginning on August 1, 1996, and continuing on the first day of each month thereafter until maturity. On March 30, 1999, all unpaid principal, plus accrued and unpaid interest, shall be due and payable in full."

The purpose of this modification is to extend the maturity date of the Note to March 30, 1999.

        3. RATIFICATION; EXPENSES. Except as herein expressly modified or amended, all the terms and conditions of the Note are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to extend the maturity date of the Note, Borrower agrees to pay all fees and expenses incurred in connection with this Amendment.

        4. MODIFICATION OF LOAN AGREEMENT AND LOAN DOCUMENTS. As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Loan Agreement and the other Loan Documents.
The terms of the Loan Agreement and the other Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in the Loan Agreement or any of the other Loan Documents to the Note shall refer to the Note as herein amended.

        5. MODIFICATION OF SECURITY DEED. As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Security Deed. The terms of the Security Deed are hereby modified and amended, effective as of the date hereof, by deleting the paragraph on page 1 of the Security Deed that commences "THAT, WHEREAS, Grantor is justly indebted to Grantee" in the aggregate sum of Six Million and No/100 Dollars ($6,000,000.00) in lawful money of the United States, its entirety and replacing it with the following:

        "THAT, WHEREAS, Grantor is justly indebted to Grantee in the aggregate sum of Six Million and No/100 Dollars ($6,000,000.00) in lawful money of the United States, or so much of said sum as may be advanced and outstanding from time to time, and has agreed to pay the same, with interest thereon, according to the terms of (a) that certain Commercial Promissory Note given by Grantor to Grantee in the original principal amount of One Million and No/100 Dollars ($1,000,000.00), bearing even date herewith, with final payment being due on February 28, 1999, and
        (b) that certain Commercial Revolving Note given by Grantor to Grantee in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), bearing even date herewith, with final payment being due on March 30, 1999 (hereinafter collectively referred to as the "Note");".

        6. NO DEFENSES; RELEASE. For purposes of this Paragraph , the terms "Borrower Parties" and "Lender Parties" shall mean and include Borrower and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to "any" of such parties shall be deemed to mean "any one or more" of such parties; and references in this sentence to "each of the foregoing" shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. Borrower hereby acknowledges, represents and agrees: that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Note, the Loan Agreement and the other Loan Documents or the indebtedness evidenced and secured thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Loan, or with respect to the administration or funding of the Loan, or with respect to any other transaction, matter or occurrence between any of the Borrower Parties and any Lender Parties or with respect to any acts or omissions of any Lender Parties (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as "Loan Related Claims"); that, to the extent that Borrower may be deemed to have any Loan Related Claims, Borrower does hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower; that Borrower shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims; and that Borrower shall indemnify, hold harmless and defend all Lender Parties from and against any and all Loan Related Claims and any and all losses, damages, liabilities, costs and expenses suffered or incurred by any Lender Parties as a result of any assertion or allegation by any Borrower Parties of any Loan Related Claims or as a result of any legal action related thereto.

        7. NO NOVATION. Borrower and Lender hereby acknowledge and agree that this Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

        8. NO WAIVER OR IMPLICATION. Borrower hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note or any other Loan Documents. Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

        9. NO RELEASE OF COLLATERAL. Borrower further acknowledges and agrees that this Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Loan, and that all collateral held by Lender as security to or for the Loan shall continue to secure the Loan.

        10. EXTENSION; WAIVER OF STAY. Borrower and Lender acknowledge and agree that this Amendment is being entered into as part of an extension of the loan relationship created by the Loan Agreement following the scheduled maturity of the Note. In consideration of Lender agreeing to the terms and conditions set forth in this Amendment, Borrower hereby (i) waives and agrees not to assert or take advantage of an assertion or claim that the automatic stay provided by 11 U.S.C. (S) 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Borrower, and (ii) consents to, and waives the right to oppose, Lender obtaining relief from the automatic stay provided by 11 U.S.C. (S) 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise).

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

        12. AUTHORITY. By executing this Amendment as hereinafter provided, Milton Emmanuelli hereby certifies that he is the Treasurer and Chief Financial Officer of Crown Andersen Inc. and the Secretary of Andersen 2000 Inc. and is duly authorized to execute this Amendment on behalf of each of the parties comprising Borrower.



                       [SIGNATURES COMMENCE ON NEXT PAGE]

        IN WITNESS WHEREOF, this Amendment has been duly executed under seal by Borrower, Guarantor and Lender, as of the day and year first above written.

                                                            BORROWER:

Signed, sealed and delivered in the presence of:        CROWN ANDERSEN
                                                        INC., a Delaware
                                                        corporation

_____________________________________
Unofficial Witness
By:__________________________________________               Milton Emmanuelli
                                                            Treasurer/Chief
                                                            Financial Officer
_____________________________________
                                                           [CORPORATE SEAL]
Notary Public
        [NOTARIAL SEAL]                                  ANDERSEN 2000 INC.,
                                                         a Delaware corporation




By:__________________________________________
                                                            Milton Emmanuelli
                                                            Secretary

                                                          [CORPORATE SEAL]




                                                        LENDER:
Signed, sealed and delivered in the presence of:
                                                        SOUTHTRUST BANK, N.A.,
                                                        a national banking
                                                        association

_____________________________________
Unofficial Witness
                                                          By:___________________
                                                             William H. Browning
                                                             Vice President
_____________________________________
Notary Public

        [NOTARIAL SEAL]